1.	INVESTMENT SUB-ADVISORY AGREEMENT

   AGREEMENT made as of this 14th day of July,
2006 by and among Old Mutual Capital, Inc. (the
Advisor), Thomson Horstmann & Bryant, Inc. (the
Sub-Advisor), and Old Mutual Advisor Funds, a
Delaware statutory trust (the Trust).
   WHEREAS, the Trust is registered as an open-
end management investment company under the
Investment Company Act of 1940, as amended (the
1940 Act);
   WHEREAS, pursuant to the Investment Advisory
Agreement dated September 7, 2004, as amended,
between the Advisor and the Trust, the Advisor
acts as investment advisor for the Old Mutual
Asset Allocation Conservative Portfolio, Old
Mutual Asset Allocation Balanced Portfolio, Old
Mutual Asset Alocation Moderate Growth
Portfolio, and the Old Mutual Asset Allocation
Growth Portfolio (each a Portfolio, and
collectively, the Portfolios); and
   WHEREAS, the Advisor and the Trust each desire
to retain the Sub-Advisor to provide investment
advisory services to the Trust in connection
with the management of a portion of the assets
of the Portfolios, and the Sub-Advisor is
willing to render such investment advisory
services.
         NOW, THEREFORE, intending to be legally
bound, the parties hereto agree as follows:
2.	Subject to supervision and oversight by the
Advisor and the Trusts Board of Trustees, the Sub-Advisor shall manage (a) the investment operations for such portion, if any, of a Portfolios assets allocated by specific investment style mandate by the Advisor from time to time (those assets being referred to as the Portfolio Account), and (b) the composition of such assets, including the purchase, retention, and disposition thereof, in accordance with the Portfolios investment objectives, policies, and restrictions as stated in such Portfolios Prospectus(es) and Statement of Additional Information (such
Prospectus(es) and Statement of Additional
Information as currently in effect and as amended or supplemented from time to time, being herein called the Prospectus), and subject to the following understandings:

         (i)	 The Sub-Advisor shall provide
supervision of each Portfolio Accounts
investments and determine from time to time what
investments and securities will be purchased,
retained or sold by such Portfolio, and what
portion of the assets will be invested or held
uninvested in cash.
         (ii)	 In the performance of its duties
and obligations under this Agreement, the Sub-
Advisor shall act in conformity with the Trusts
Prospectus and with the instructions and
directions of the Advisor and of the Board of
Trustees and will conform and comply with the
requirements of the 1940 Act, the Internal
Revenue Code of 1986, as amended, and all other
applicable federal and state laws and
regulations, as each is amended from time to
time.
         (iii)	  The Sub-Advisor shall determine
the securities to be purchased or sold with respect to the Portfolio Account and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in such Portfolios
Registration Statement (as defined herein) and Prospectus or as the Board of Trustees or the Advisor may direct from time to time, in conformity with federal securities laws. In providing the Portfolio Account with investment supervision, the Sub-Advisor will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Sub-Advisor may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Advisors other clients may be a party. It is understood that it is desirable for a Portfolio that the Sub-
Advisor have access to (A) supplemental
investment and market research and (B) security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Portfolio than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Sub-Advisor is authorized to place orders for the purchase and sale of securities on behalf of each Portfolio with brokers, subject to review by the Trusts Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Advisor in connection with the Sub-Advisors services to other clients.

   On occasions when the Sub-Advisor deems the
purchase or sale of a security to be in the best
interest of a Portfolio as well as other clients
of the Sub-Advisor, the Sub-Advisor, to the
extent permitted by applicable laws and
regulations, may, but shall be under no
obligation to, aggregate the securities to be so
purchased or sold in order to obtain the most
favorable price or lower brokerage commissions
and efficient execution.  In such event,
allocation of the securities so purchased or
sold, as well as the expenses incurred in the
transaction, will be made by the Sub-Advisor in
the manner it considers to be the most equitable
and consistent with its fiduciary obligations to
the Portfolio in question and to such other
clients.
                  (iv)	(iv)	The Sub-Advisor at its
expense will make available to the Trustees of
the Portfolio and the Advisor at reasonable
times its portfolio managers and other
appropriate personnel, either in person or, at
the mutual convenience of the Advisor and the
Sub-Advisor, by telephone, in order to review
the investment policies, performance and other
investment related information regarding a
Portfolio and to consult with the Trustees of
the Portfolio and Advisor regarding the
Portfolios investment affairs, including
economic, statistical and investment matters
related to the Sub-Advisors duties hereunder,
and will provide periodic reports to the
Advisor relating to the investment strategies
it employs.  The Sub-Advisor and its personnel
shall also cooperate fully with counsel and
auditors for, and the Chief Compliance
Officers of, the Advisor and the Trust.
                  (v)	(v)	In accordance with
procedures adopted by the Trustees of the
Portfolios, as amended from time to time, the
Sub-Advisor is responsible for assisting in
the fair valuation of all Portfolio Account
securities.  The Sub-Advisor will use its
reasonable efforts to provide, based upon its
own expertise, and to arrange with parties
independent of the Sub-Advisor such as broker-
dealers for the provision of, valuation
information or prices for securities for which
prices are deemed by the Advisor or Trusts
administrator not to be readily available in
the ordinary course of business from an
automated pricing service.  In addition, the
Sub-Advisor will assist a Portfolio and its
agents in determining whether prices obtained
for valuation purposes accurately reflect
market price information relating to the
assets of the Portfolio Account at such times
as the Advisor shall reasonably request,
including but not limited to, the hours after
the close of a securities market and prior to
the daily determination of a Portfolios net
asset value per share.
         (vi)	The Sub-Advisor at its expense will
provide the Advisor and/or the Trusts Chief
Compliance Officer with such compliance reports
relating to its duties under this Agreement as
may be requested from time to time.
Notwithstanding the foregoing, the Sub-Advisor
will promptly report to the Advisor any material
violations of the federal securities laws (as
defined in Rule 38a-1 of the 1940 Act) that it
is or should be aware of or of any material
violation of the Sub-Advisors compliance
policies and procedures that pertain to the
Portfolio, as well as any change in portfolio
manager(s) of a Portfolio.
         (vii)	Unless otherwise directed by the
Advisor or the Trusts Board of Trustees, the
Sub-Advisor will vote all proxies received in
accordance with the Trusts proxy voting policy
or, if the Sub-Advisor has a proxy voting policy
approved by the Trusts Board of Trustees, the
Sub-Advisors proxy voting policy.  The Advisor
shall instruct a Portfolios custodian to forward
or cause to be forwarded to the Sub-Advisor all
relevant proxy solicitation materials.  The Sub-
Advisor shall maintain and shall forward to the
Portfolio or its designated agent such proxy
voting information as is necessary for the
Portfolio to timely file proxy voting results in
accordance with Rule 30b1-4 of the 1940 Act.
         (viii)	The Sub-Advisor represents and
warrants that it has adopted a code of ethics
meeting the requirements of Rule 17j-1 under the
1940 Act and the requirements of Rule 204A-1
under the Investment Advisers Act of 1940 and
has provided the Advisor and the Trustees of the
Fund a copy of such code of ethics, together
with evidence of its adoption, and will promptly
provide copies of any changes thereto, together
with evidence of their adoption.  Upon request
of the Advisor, but in any event no less
frequently than annually, the Sub-Advisor will
supply the Advisor a written report that (A)
describes any issues arising under the code of
ethics or procedures since the Sub-Advisors last
report, including but not limited to material
violations of the code of ethics or procedures
and sanctions imposed in response to the
material violations; and (B) certifies that the
procedures contained in the Sub-Advisors code of
ethics are reasonably designed to prevent access
persons from violating the code of ethics.
         (ix)	The Sub-Advisor will review draft
reports to shareholders and other documents
provided or available to it and provide comments
on a timely basis.  In addition, the Sub-Advisor
and each officer and portfolio manager thereof
designated by the Advisor will provide on a
timely basis such certifications or sub-
certifications as the Advisor may reasonably
request in order to support and facilitate
certifications required to be provided by the
Trusts Principal Executive Officer and Principal
Accounting Officer.
         (x)	The Sub-Advisor shall maintain all
books and records with respect to a Portfolios
portfolio transactions required by subparagraphs
(b)(5), (6), (7), (9), (10) and (11) and
paragraph (f) of Rule 31a-1 under the 1940 Act
and shall render to the Trusts Board of Trustees
such periodic and special reports as the Trusts
Board of Trustees may reasonably request.
         (xi)	 The Sub-Advisor shall provide a
Portfolios custodian on each business day with
information relating to all transactions
concerning the Portfolios assets and shall
provide the Advisor with such information upon
request of the Advisor.
         (xii)	(A)  	The investment management
services provided by the Sub-Advisor under this Agreement are not to be deemed exclusive and the Sub-Advisor shall be free to render similar services to others, as long as such services do not impair the services rendered to the Advisor or the Trust.

                  (B)	  Services to be furnished by
the Sub-Advisor under this Agreement may be
furnished through the medium of any of the Sub-
Advisors officers or employees.
                  (C)	 The Sub-Advisor shall keep a
Portfolios books and records required to be maintained by the Sub-Advisor pursuant to paragraph 1(a) of this Agreement and shall timely furnish to the Advisor all information relating to the Sub-Advisors services under this Agreement needed by the Advisor to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The
Sub-Advisor agrees that all records that it maintains on behalf of the Portfolio are property of the Portfolio and the Sub-Advisor will surrender promptly to the Portfolio any of such records upon the Portfolios request;
provided, however, that the Sub-Advisor may retain a copy of such records. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) of this Agreement.

3.	The Advisor shall continue to have
responsibility for all services to be provided
to each Portfolio pursuant to the Advisory
Agreement and shall oversee and review the Sub-
Advisors performance of its duties under this
Agreement.
4.	The Advisor has delivered to the Sub-Advisor
copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

         (a)	 Certified resolutions of the Trusts
Board of Trustees authorizing the appointment of
the Sub-Advisor and approving the form of this
Agreement;
         (b)	 Registration Statement under the 1940
Act and the Securities Act of 1933, as amended
on Form N-1A (the Registration Statement), as
filed with the Securities and Exchange
Commission (the Commission) relating to the
Portfolio and shares of the Portfolios
beneficial shares, and all amendments thereto;
and
         (c)	 Prospectus(es) of the Portfolio.

4.	For the services to be provided by the
Sub-Advisor pursuant to this Agreement for the
Portfolios, the Advisor will pay to the Sub-
Advisor as full compensation therefore a fee at
an annual rate equal to a percentage of the
portion of each Portfolios average daily net
assets managed by the Sub-Advisor pursuant to
each specified investment style mandate, as set
forth on Schedule A hereto.  The fee will be
paid to the Sub-Advisor from the Advisors
advisory fee from the Portfolio.  This fee will
be computed daily and paid to the Sub-Advisor
monthly.
5.	The Sub-Advisor shall not be liable for any
error of judgment or for any loss suffered by a
Portfolio or the Advisor in connection with
performance of its obligations under this
Agreement, except a loss resulting from a
breach of fiduciary duty with respect to the
receipt of compensation for services (in which
case any award of damages shall be limited to
the period and the amount set forth in Section
36(b)(3) of the 1940 Act), or a loss resulting
from willful misfeasance, bad faith or gross
negligence on the Sub-Advisors part in the
performance of its duties or from reckless
disregard of its obligations and duties under
this Agreement, except as may otherwise be
provided under provisions of applicable state
law which cannot be waived or modified hereby.
6.	This Agreement shall continue in effect for
a period of more than two years from the date
hereof only so long as continuance is
specifically approved at least annually in
conformance with the 1940 Act provided,
however, that this Agreement may be terminated
(a) by a Portfolio at any time, without the
payment of any penalty, by the vote of a
majority of Trustees of the Trust or by the
vote of a majority of the outstanding voting
securities of the Portfolio, (b) by the Advisor
at any time, without the payment of any
penalty, on not more than 60 days nor less than
30 days written notice to the other parties, or
(c) by the Sub-Advisor at any time, without the
payment of any penalty, on 90 days written
notice to the other parties.  This Agreement
shall terminate automatically and immediately
in the event of its assignment.  As used in
this Section 6, the terms assignment and vote
of a majority of the outstanding voting
securities shall have the respective meanings
set forth in the 1940 Act and the rules and
regulations thereunder, subject to such
exceptions as may be granted by the Commission
under the 1940 Act.
7.	Nothing in this Agreement shall limit or
restrict the right of any of the Sub-Advisors
partners, officers, or employees to engage in
any other business or to devote his or her time
and attention in part to the management or
other aspects of any business, whether of a
similar or dissimilar nature, nor limit or
restrict the Sub-Advisors right to engage in
any other business or to render services of any
kind to any other corporation, firm, individual
or association.
8.	During the term of this Agreement, the
Advisor agrees to furnish the Sub-Advisor at
its principal office all prospectuses, proxy
statements, reports to shareholders, sales
literature or other materials prepared for
distribution to shareholders of a Portfolio,
the Trust or the public that refers to the Sub-
Advisor or its clients in any way prior to use
thereof and not to use material if the Sub-
Advisor reasonably objects in writing within
five business days (or such other period as may
be mutually agreed upon) after receipt thereof.
The Sub-Advisors right to object to such
materials is limited to the portions of such
materials that expressly relate to the Sub-
Advisor, its services and its clients.  The
Advisor agrees to use its reasonable best
efforts to ensure that materials prepared by
its employees or agents or its affiliates that
refer to the Sub-Advisor or its clients in any
way are consistent with those materials
previously approved by the Sub-Advisor as
referenced in the first sentence of this
paragraph.  Sales literature may be furnished
to the Sub-Advisor by first-class mail,
electronic mail or overnight delivery service,
facsimile transmission equipment or hand
delivery.
9.	No Trustee or Shareholder of the Trust shall
be personally liable for any debts,
liabilities, obligations or expenses incurred
by, or contracted for under this Agreement.
10.	No provisions of this Agreement may be
changed, waived, discharged or terminated
orally, but only by an instrument in writing
signed by the party against which enforcement
of the change, waiver, discharge or termination
is sought, and no amendment of this Agreement
shall be effective until approved by the vote
of the majority of the outstanding voting
securities of each Portfolio.
11.	This Agreement shall be governed by the laws
of the state of Delaware; provided, however,
that nothing herein shall be construed as being
inconsistent with the 1940 Act.
12.	This Agreement embodies the entire agreement
and understanding among the parties hereto, and
supersedes all prior agreements and
understandings relating to this Agreements
subject matter.  This Agreement may be executed
in any number of counterparts, each of which
shall be deemed to be an original; all such
counterparts shall, together, constitute only
one instrument.
13.	Should any part of this Agreement be held
invalid by a court decision, statute, rule or
otherwise, the remainder of this Agreement
shall not be affected thereby.  This Agreement
shall be binding upon and shall inure to the
benefit of the parties hereto and their
respective successors.
14.	As required by certain exemptive rules under
the 1940 Act, the Sub-Advisor is prohibited from consulting with the entities listed below concerning transactions for the Portfolios in securities or other assets:

         (a)	other sub-advisors to the Portfolios
         (b)	other sub-advisors to other series of
the Trust
                  (i)	(c)	other sub-advisors to a
portfolio under common control with the
Portfolios.

15.	Any notice, advice or report to be given
pursuant to this Agreement shall be delivered or mailed:



To the Advisor at:
Old Mutual Capital, Inc.
4643 South Ulster Street, Suite 600
Denver, CO 80237
Attention:  General Counsel

         To the Sub-Advisor at:





         To the Trust or the Portfolios at:
Old Mutual Advisor Funds
4643 South Ulster Street, Suite 600
Denver, CO 80237
Attention:  President

16.	Where the effect of a requirement of the
1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

OLD MUTUAL CAPITAL, INC.	OLD
MUTUAL
ADVISO
R
FUNDS

By:  ________________________________
	By: _______________________________

Name: David J. Bullock				Name:
Mark E. Black
Title: Chief Executive Officer
	Title: Chief Financial Officer


                  (i)	THOMSON HORSTMANN & BRYANT,
INC.
                           (B)	By:
________________________________
Name:
Title:


17.	SCHEDULE A
TO INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN
COPPER ROCK CAPITAL PARTNERS, LLC AND OLD MUTUAL
CAPITAL INC.
DATED JULY 14, 2006



Portfolio
Mandate
Fee
Old Mutual Asset Allocation
Conservative Portfolio
U.S. Small-Cap Value
U.S. Mid-Cap Value
0.60%
0.50%



Old Mutual Asset Allocation
Balanced Portfolio
U.S. Small-Cap Value
U.S. Mid-Cap Value
0.60%
0.50%



Old Mutual Asset Allocation
Moderate Growth Portfolio
U.S. Small-Cap Value
U.S. Mid-Cap Value
0.60%
0.50%



Old Mutual Asset Allocation
Growth Portfolio
U.S. Small-Cap Value
U.S. Mid-Cap Value
0.60%
0.50%






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